UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 23, 2016

FIRST HARVEST CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55120	46-2143018
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5015 W. Nassau Street, Tampa, Florida 33607

(Address of principal executive offices)

Registrant's telephone number, including area code:  (877) 749-5909

Copy of correspondence to:

Andrea Cataneo, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On July 28, 2016, stockholders holding a majority of the issued and outstanding common stock of First Harvest Corp. (the “Company”) executed a written consent which granted the Company’s Board of Directors (the “Board”) discretionary authority to (i) amend the Articles of Incorporation of the Company, as amended (the “Articles”), to effect one or more reverse splits of the Company’s common stock in a ratio to be determined by the Board, in its discretion, which shall be not less than 1-for-2 and not more than 1-for-50 at any time prior to July 28, 2017 and (ii) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number.

The Company filed a certificate of amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s common stock by a ratio of 1-for-10 (the “Reverse Split”). No fractional shares will be issued in connection with the Reverse Split and the number of shares to be received by a shareholder will be rounded up to the nearest whole number of shares in the event that such shareholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split. The Certificate of Amendment became effective with the State of Nevada on September 23, 2016. The Reverse Split became effective on the OTC Markets on September 26, 2016, having been approved by the Financial Industry Regulatory Authority, Inc. on September 23, 2016. For a period of 20 trading days, the Company’s stock symbol will be “HVSTD”, after which time, the symbol will revert back to “HVST”. As a result of the Reverse Split, each 10 shares of common stock issued and outstanding prior to the Reverse Split has been converted into 1 share of common stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock have been proportionally adjusted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on September 21, 2016.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST HARVEST CORP.

Date: September 26, 2016	By: /s/ KEVIN GILLESPIE
Kevin Gillespie
President